Exhibit 99.2

UMH PROPERTIES, INC.
Juniper Business Plaza
3499 Route 9 North, Suite 3-C
Freehold, NJ  07728
(732) 577-9997
Fax (732) 577-9980
FOR IMMEDIATE RELEASE	July 31, 2017

Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. ANNOUNCES
REDEMPTION OF ALL OUTSTANDING 8.25% SERIES A PREFERRED STOCK

FREEHOLD, N.J., July 31, 2017. UMH Properties, Inc. (NYSE:UMH) (the "Company") today announced that it will redeem all 3,663,800 issued and outstanding shares of its 8.25% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") (CUSIP 903002202) on August 31, 2017 (the "Redemption Date"). The Series A Preferred Stock will be redeemed at a redemption price of $25.00 per share (the "Redemption Price"), which equals the liquidation preference of the Series A Preferred Stock.   The quarterly dividend on the Series A Preferred Stock accruing through the Redemption Date will be paid on September 15, 2017 to holders of record as of the August 15, 2017 record date previously established by the Company's Board of Directors and accordingly such dividends will not be included in the Redemption Price.

After the Redemption Date, the Series A Preferred Stock will no longer be outstanding and all of the rights of the holders of the Series A Preferred Stock will terminate, except the right to receive the Redemption Price and the right of holders as of the August 15, 2017 record date to receive the quarterly dividend payable on September 15, 2017 as described above. Series A Preferred Stock held through the Depository Trust Company will be redeemed in accordance with the applicable procedures of the Depositary Trust Company.

Because all of the issued and outstanding shares of Series A Preferred Stock are being redeemed, trading of the Series A Preferred Stock on the New York Stock Exchange ("NYSE") will cease after the Redemption Date. The Series A Preferred Stock currently trades on the NYSE under the symbol "UMH.PRA".

The notice of redemption and related materials are being mailed to holders of record of Series A Preferred Stock on July 31, 2017. As specified in the notice of redemption, payment of the Redemption Price will be made only upon presentation and surrender of the certificates representing the Series A Preferred Stock to the redemption agent, American Stock Transfer & Trust Company. Questions regarding the redemption of the Series A Preferred Stock, or the redemption procedures, may be directed to American Stock Transfer & Trust Company at:

American Stock Transfer & Trust Company
Operations Center
Attention: Reorganization Department
P.O. Box 2042
New York, New York 10272-2042
(877) 248-6417

ABOUT UMH PROPERTIES, INC.

The Company, a publicly-owned REIT, owns and operates one hundred seven manufactured home communities located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland.  In addition, the Company owns a portfolio of REIT securities.

FORWARD-LOOKING STATEMENTS

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved.  These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2016. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. Except as otherwise required by applicable securities law, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

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A NYSE Company: Symbol - UMH

since 1968